Exhibit 99.1

Contacts:	Michael Mullen (media)	Christopher Jakubik, CFA (investors)
	Michael.Mullen@kraftheinzcompany.com	ir@kraftheinzcompany.com
KRAFT HEINZ REPORTS
FOURTH QUARTER AND FULL YEAR 2016 RESULTS

•	Q4 net sales decreased 3.7%; Organic Net Sales(1) increased 1.6%

•	Q4 operating income increased 22.8% and net income attributable to common shareholders increased to $944 million

•	Q4 Adjusted EBITDA(1) increased 4.8% on a constant currency basis, despite an approximate 4.5 percentage point negative impact from a 53rd week of shipments in 2015

•	Q4 diluted EPS increased to $0.77; Adjusted EPS(1) increased to $0.91, up from $0.62 the prior year, despite an approximate $0.03 negative impact from a 53rd week of shipments in 2015

PITTSBURGH & CHICAGO - Feb. 15, 2017 - The Kraft Heinz Company (NASDAQ: KHC) (“Kraft Heinz” or the “Company”) today reported fourth quarter and full year 2016 financial results that reflected significant gains from cost savings, the redemption of preferred stock and lower taxes versus the prior year period.

“We finished 2016 consistent with our expectations and with good momentum heading into 2017,” said Kraft Heinz CEO Bernardo Hees. “Looking forward, our objectives and opportunities are clear. But we need to sharpen our focus on profitable sales, and further improve our capabilities and execution to deliver another year of strong, sustainable growth in 2017.”

The Company now expects its multi-year Integration Program to deliver $1.7 billion in cumulative, pre-tax savings by the end of 2017, up from $1.5 billion previously. The program is now forecast to result in $2.0 billion of pre-tax costs, up from $1.9 billion previously, and $1.3 billion of capital expenditures, up from $1.1 billion previously.

Q4 2016 Financial Summary

	For the Quarter Ended		Year-over-year Change
	December 31, 2016 (13 weeks)	January 3, 2016 (14 weeks)	Actual	Impact of Currency		Impact of Divestitures		Impact of 53rd week		Organic
	(in millions, except per share data)
Net sales	$6,857	$7,124	(3.7)%	(0.7	) pp	0.0	pp	(4.6	) pp	1.6%
Operating income	1,580	1,287	22.8%
Net income/(loss) attributable to common shareholders	944	285	231.2%
Diluted EPS	$0.77	$0.23	234.8%
Adjusted EBITDA(1)	1,937	1,875	3.3%
Adjusted EPS(1)	$0.91	$0.62	46.8%
Net sales were $6.9 billion, down 3.7 percent versus net sales for the year-ago period, including a negative 4.6 percentage point impact from a 53rd week of shipments in 2015 and an unfavorable 0.7 percentage point impact from currency. Organic Net Sales increased 1.6 percent versus the year-ago period. Pricing decreased 0.1 percentage points as price increases to offset input cost inflation in Rest of World markets, primarily in Latin America, as well as gains in the United States were more than offset by the timing of promotional activities versus the prior year in Canada. Volume/mix increased 1.7 percentage points with positive contributions from all business segments.
Net income attributable to common shareholders increased to $944 million and diluted EPS increased to $0.77. Adjusted EBITDA increased 3.3 percent versus the year-ago period to $1.9 billion, despite an approximate 4.5 percentage point negative impact from a 53rd week of shipments in 2015 and an unfavorable 1.5 percentage point impact from currency. Excluding these factors, gains from cost savings initiatives(3) and favorable pricing in the United States were partially offset by increased business investments, mainly in the Europe and Rest of World segments. Adjusted EPS increased 46.8 percent versus the year-ago period to $0.91, despite an approximate 7.5 percentage point negative impact from a 53rd week of shipments in 2015. This increase reflects a combination of benefits from the refinancing of Series A Preferred Stock and lower taxes as well as growth in Adjusted EBITDA.

Q4 2016 Business Segment Highlights
United States

	For the Quarter Ended		Year-over-year Change
	December 31, 2016 (13 weeks)	January 3, 2016 (14 weeks)	Actual	Impact of Currency	Impact of Divestitures	Impact of 53rd week	Organic
	(in millions)
Net sales(4)	$4,839	$4,993	(3.1)%	0.0 pp	0.0 pp	(4.8) pp	1.7%
Segment Adjusted EBITDA(1,4)	1,502	1,326	13.3%
United States net sales were $4.8 billion, down 3.1 percent versus the year-ago period, including a negative 4.8 percentage point impact from a 53rd week of shipments in 2015. Organic Net Sales increased 1.7 percent driven by net pricing gains of 0.3 percentage points and an increase in volume/mix of 1.4 percentage points. Volume/mix gains reflected strong growth in coffee as well as innovation across the macaroni and cheese portfolio that were partially offset by lower shipments in foodservice and cold cuts.
United States Segment Adjusted EBITDA increased 13.3 percent versus the year-ago period to $1.5 billion, despite an approximate 4.5 percentage point negative impact from a 53rd week of shipments in 2015. Growth reflected gains from cost savings initiatives and positive net pricing that were partially offset by the timing of overhead expenses versus the prior year period.

Canada

	For the Quarter Ended		Year-over-year Change
	December 31, 2016 (13 weeks)	January 3, 2016 (14 weeks)	Actual	Impact of Currency	Impact of Divestitures	Impact of 53rd week	Organic
	(in millions)
Net sales	$617	$632	(2.4)%	0.8 pp	0.0 pp	(4.4) pp	1.2%
Segment Adjusted EBITDA(1)	151	167	(9.6)%
Canada net sales were $617 million, down 2.4 percent versus net sales for the year-ago period, including a negative 4.4 percentage point impact from a 53rd week of shipments in 2015 and a favorable 0.8 percentage point impact from currency. Organic Net Sales increased 1.2 percent versus the year-ago period. Pricing decreased 3.1 percentage points due to the timing of promotional activities versus the prior year period. Volume/mix increased 4.3 percentage points driven by growth in coffee, whitespace gains in foodservice as well as growth in cheese.
Canada Segment Adjusted EBITDA decreased 9.6 percent versus the year-ago period to $151 million, including an approximate 3.5 percentage point negative impact from a 53rd week of shipments in 2015 and a favorable 0.6 percentage point impact from currency. Excluding these factors, Segment Adjusted EBITDA declined as volume/mix gains and incremental cost savings were more than offset by a combination of higher input costs in local currency and timing of promotional activities.

Europe

	For the Quarter Ended		Year-over-year Change
	December 31, 2016 (13 weeks)	January 3, 2016 (14 weeks)	Actual	Impact of Currency	Impact of Divestitures	Impact of 53rd week	Organic
	(in millions)
Net sales(5)	$600	$692	(13.3)%	(8.1) pp	0.1 pp	(3.8) pp	(1.5)%
Segment Adjusted EBITDA(1,5,6)	189	260	(27.3)%
Europe net sales were $600 million, down 13.3 percent versus net sales for the year-ago period, including a negative 8.1 percentage point impact from currency and a negative 3.8 percentage point impact from a 53rd week of shipments in 2015. Organic Net Sales were 1.5 percent lower than the year-ago period. Pricing was down 2.5 percentage points, reflecting increased promotional support in the UK as well as stepped up investments behind innovation in infant food. Volume/mix increased 1.0 percentage points as growth in Russia was partially offset by lower shipments in the UK.

Europe Segment Adjusted EBITDA decreased 27.3 percent versus the year-ago period to $189 million, including an unfavorable 10.0 percentage point impact from currency and an approximate 3.0 percentage point negative impact from a 53rd week of shipments in 2015. Excluding these factors, Segment Adjusted EBITDA was lower as manufacturing savings were more than offset by a combination of lower Organic Net Sales and increased investments in overhead and marketing.

Rest of World(7)

	For the Quarter Ended		Year-over-year Change
	December 31, 2016 (13 weeks)	January 3, 2016 (14 weeks)	Actual	Impact of Currency	Impact of Divestitures	Impact of 53rd week	Organic
	(in millions)
Net sales(4,5)	$801	$807	(0.7)%	(0.1) pp	0.0 pp	(5.1) pp	4.5%
Segment Adjusted EBITDA(1,4,5)	144	182	(20.9)%
Rest of World net sales were $801 million, down 0.7 percent versus net sales in the year-ago period, including a negative 5.1 percentage point impact from a 53rd week of shipments in 2015 and an unfavorable currency impact of 0.1 percentage points. Organic Net Sales increased 4.5 percent versus the year-ago period. Pricing increased 2.8 percentage points, primarily driven by pricing to offset higher input costs in local currency, particularly in Latin America. Volume/mix increased 1.7 percentage points driven by continued growth in condiments and sauces in Latin America.
Rest of World Segment Adjusted EBITDA decreased 20.9 percent versus the year-ago period to $144 million, including an approximate 3.0 percentage point negative impact from a 53rd week of shipments in 2015 and an unfavorable 1.3 percentage point impact from currency. Excluding these impacts, Segment Adjusted EBITDA declined as Organic Net Sales growth was more than offset by higher input costs in local currency as well as investments in new product and whitespace initiatives.

End Notes

(1)
Organic Net Sales, Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures. Please see discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information.

(2)	The Company's key commodities in the United States and Canada are dairy, meat, coffee and nuts.

(3)	Cost savings initiatives include the Company's integration, restructuring and ongoing productivity efforts.

(4)
In the first quarter of 2016, the Company moved certain of the historical Kraft export businesses from the Company's United States segment to its Rest of World and Europe segments to align with its long-term go-to-market strategies. For the three months ended Jan. 3, 2016, this change resulted in the reclassification of $89 million of net sales for the fourth quarter ended Jan. 3, 2016 from the United States segment to the Rest of World segment, as well as $20 million of Segment Adjusted EBITDA from the United States segment to the Rest of World segment.

(5)
In the fourth quarter of 2016, the Company reorganized its segments to reflect a change in the Company's organizational structure. As a result, the Russia business, which was included within the Company's historical Russia, India, Middle East and Africa (“RIMEA”) operating segment moved to the Europe reportable segment. The remaining businesses within RIMEA joined the historical Asia Pacific operating segment to form the AMEA operating segment (as defined below). This change resulted in reclassification of net sales from the Rest of World segment to the Europe segment of $52 million and Segment Adjusted EBITDA of $10 million for the fourth quarter ended Jan. 3, 2016.

(6)
In the fourth quarter of 2016, the Company determined that its Global Procurement Office (“GPO”), formerly managed by a subsidiary within the Europe segment, would be managed by its global headquarters. This change resulted in the reclassification of Segment Adjusted EBITDA from the Europe segment to general corporate expenses of $2 million for the fourth quarter ended Jan. 3, 2016.

(7)	Rest of World is comprised of two operating segments: Latin America; and Asia Pacific, Middle East and Africa (“AMEA”).
Webcast and Conference Call Information
A webcast of The Kraft Heinz Company's fourth quarter and full year 2016 earnings conference call will be available at ir.kraftheinzcompany.com. The call begins today at 5:00 p.m. Eastern Time.

ABOUT THE KRAFT HEINZ COMPANY
The Kraft Heinz Company (NASDAQ: KHC) is the fifth-largest food and beverage company in the world. A globally trusted producer of delicious foods, The Kraft Heinz Company provides high quality, great taste and nutrition for all eating occasions whether at home, in restaurants or on the go. The Company’s iconic brands include Kraft, Heinz, ABC, Capri Sun, Classico, Jell-O, Kool-Aid, Lunchables, Maxwell House, Ore-Ida, Oscar Mayer, Philadelphia, Planters, Plasmon, Quero, Weight Watchers Smart Ones and Velveeta. The Kraft Heinz Company is dedicated to the sustainable health of our people, our planet and our Company. For more information, visit www.kraftheinzcompany.com.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as “expect,” "momentum," "execute," “improve,” “believe,” “will,” "focus," and variations of such words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company's plans, objectives, initiatives, opportunities, capabilities, investments, execution, growth and integration. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.
Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, increased competition; the Company's ability to maintain, extend and expand its reputation and brand image; the Company's ability to differentiate its products from other brands; the consolidation of retail customers; the Company's ability to predict, identify and interpret changes in consumer preferences and demand; the Company's ability to drive revenue growth in its key product categories, increase its market share or add products; an impairment of the carrying value of goodwill or other indefinite-lived intangible assets; volatility in commodity, energy and other input costs; changes in the Company's management team or other key personnel; the Company's inability to realize the anticipated benefits from the Company's cost savings initiatives; changes in relationships with significant customers and suppliers; execution of the Company's international expansion strategy; changes in laws and regulations; legal claims or other regulatory enforcement actions; product recalls or product liability claims; unanticipated business disruptions; failure to successfully integrate the business and operations of the Company in the expected time frame; the Company's ability to complete or realize the benefits from potential and completed acquisitions, alliances, divestitures or joint ventures; economic and political conditions in the nations in which the Company operates; the volatility of capital markets; increased pension, labor and people-related expenses; volatility in the market value of all or a portion of the derivatives that the Company uses; exchange rate fluctuations; disruptions in information technology networks and systems; the Company's inability to protect intellectual property rights; impacts of natural events in the locations in which the Company or its customers, suppliers or regulators operate; the Company's indebtedness and ability to pay such indebtedness; tax law changes or interpretations; and other factors. For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission (the “SEC”). The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Unaudited Pro Forma Condensed Combined Financial Information
In the Schedules to this release, the Company presents unaudited pro forma condensed combined financial information (the “pro forma financial information”), which is intended to illustrate the estimated effects of the merger (the “2015 Merger”), consummated on July 2, 2015 (the “2015 Merger Date”), of Kraft Foods Group, Inc. (“Kraft”) with and into a wholly-owned subsidiary of H.J. Heinz Holding Corporation (“Heinz”), the related equity investments and common stock conversion, the application of the acquisition method of accounting, and conformance of accounting policies. The pro forma financial information is presented as if the 2015 Merger had been consummated on Dec. 30, 2013, the first business day of the Company’s 2014 fiscal year, and combines the historical results of Kraft and Heinz. For additional information on the 2015 Merger, please refer to the Company’s filings with the SEC.
The pro forma financial information was prepared using the acquisition method of accounting, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the completion of the acquisition. The Company utilized estimated fair values at the 2015 Merger Date to allocate the total consideration exchanged to the net tangible and intangible assets acquired and liabilities assumed. Such allocation was final as of July 3, 2016.
The historical consolidated financial statements have been adjusted in the accompanying pro forma financial information to give effect to unaudited pro forma events that are (1) directly attributable to the 2015 Merger, (2) factually supportable and (3) expected to have a continuing impact on the results of operations of the combined company.
This pro forma financial information is not necessarily indicative of what the Company’s results of operations actually would have been had the 2015 Merger been completed as of Dec. 30, 2013. In addition, the pro forma financial information is not indicative of future results or current financial conditions and does not reflect any additional anticipated synergies, operating efficiencies, cost savings or any integration costs that may result from the 2015 Merger.
This pro forma financial information should be read in conjunction with historical financial statements and accompanying notes filed with the SEC. Certain reclassifications have been made to the historical Kraft and Heinz results to align accounting policies and eliminate intercompany sales in all periods presented.

Non-GAAP Financial Measures
To supplement the financial information, the Company has presented Organic Net Sales, Adjusted EBITDA, and Adjusted EPS, which are considered non-GAAP financial measures. The non-GAAP financial measures provided should be viewed in addition to, and not as an alternative for, financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) that are presented in this press release. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income/(loss), diluted earnings per share, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.
Management uses these non-GAAP financial measures to assist in comparing the Company's performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations. Management believes that presenting the Company's non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company's results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company's business than could be obtained absent these disclosures.
Organic Net Sales is defined as net sales excluding, when they occur, the impact of acquisitions, currency, divestitures and a 53rd week of shipments. The Company calculates the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate, with the exception of Venezuela following the Company's June 28, 2015 currency devaluation, for which the Company calculates the previous year's results using the current year's exchange rate. Organic Net Sales for any period prior to the 2015 Merger Date includes the operating results of Kraft on a pro forma basis, as if Kraft had been acquired as of Dec. 30, 2013. Organic Net Sales is a tool that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.
Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), net, provision for/(benefit from) income taxes; in addition to these adjustments, the Company excludes, when they occur, the impacts of depreciation and amortization (excluding integration and restructuring expenses) (including amortization of postretirement benefit plans prior service credits), integration and restructuring expenses, merger costs, unrealized losses/(gains) on commodity hedges, impairment losses, losses/(gains) on the sale of a business, nonmonetary currency devaluation (e.g., remeasurement gains and losses), and equity award compensation expense (excluding integration and restructuring expenses). Adjusted EBITDA for any period prior to the 2015 Merger Date includes the operating results of Kraft on a pro forma basis, as if Kraft had been acquired as of Dec. 30, 2013. The Company also presents Adjusted EBITDA on a constant currency basis. The Company calculates the impact of currency on Adjusted EBITDA by holding exchange rates constant at the previous year's exchange rate, with the exception of Venezuela following the Company's June 28, 2015 devaluation of the Venezuelan bolivar and remeasurement of assets and liabilities of its Venezuelan subsidiary, for which it calculates the previous year's results using the current year's exchange rate. Adjusted EBITDA is a tool that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.
Adjusted EPS is defined as diluted earnings per share excluding, when they occur, the impacts of integration and restructuring expenses, merger costs, unrealized losses/(gains) on commodity hedges, impairment losses, losses/(gains) on the sale of a business, and nonmonetary currency devaluation (e.g., remeasurement gains and losses), and including when they occur, adjustments to reflect preferred stock dividend payments on an accrual basis. Adjusted EPS for any period prior to the 2015 Merger Date includes the operating results of Kraft on a pro forma basis, as if Kraft had been acquired as of Dec. 30, 2013. The Company believes Adjusted EPS provides important comparability of underlying operating results, allowing investors and management to assess operating performance on a consistent basis.
See the attached schedules for supplemental financial data, which includes the financial information, the non-GAAP financial measures and corresponding reconciliations for the relevant periods.

	Schedule 1
The Kraft Heinz Company Consolidated Statements of Income (in millions, except per share data) (Unaudited)
	For the Quarter Ended		For the Year Ended
	December 31, 2016 (13 weeks)	January 3, 2016 (14 weeks)	December 31, 2016 (52 weeks)	January 3, 2016 (53 weeks)
Net sales	$6,857	$7,124	$26,487	$18,338
Cost of products sold	4,398	4,720	16,901	12,577
Gross profit	2,459	2,404	9,586	5,761
Selling, general and administrative expenses	879	1,117	3,444	3,122
Operating income	1,580	1,287	6,142	2,639
Interest expense	310	266	1,134	1,321
Other expense/(income), net	(10)	(9)	(15)	305
Income/(loss) before income taxes	1,280	1,030	5,023	1,013
Provision for/(benefit from) income taxes	336	382	1,381	366
Net income/(loss)	944	648	3,642	647
Net income/(loss) attributable to noncontrolling interest	—	3	10	13
Net income/(loss) attributable to Kraft Heinz	944	645	3,632	634
Preferred dividends(a)	—	360	180	900
Net income/(loss) attributable to common shareholders	$944	$285	$3,452	$(266)

Basic shares outstanding	1,217	1,214	1,217	786
Diluted shares outstanding	1,226	1,225	1,226	786

Per share data applicable to common shareholders:
Basic earnings/(loss) per share	$0.78	$0.23	$2.84	$(0.34)
Diluted earnings/(loss) per share	0.77	0.23	2.81	(0.34)

*The consolidated statements of income for the year ended Jan. 3, 2016 reflect the results for Heinz and the results of Kraft Heinz for the period after the 2015 Merger occurred on July 2, 2015.

(a)
Cash distributions for Series A Preferred Stock totaled $360 million and $900 million for the quarter and year ended Jan. 3, 2016, respectively. This reflected one additional dividend payment versus the prior year made during the fourth quarter due to the fact that, in connection with the Dec. 8, 2015 Common Stock dividend declaration, the Company was required to accelerate payment of the Series A Preferred Stock dividend from March 7, 2016 to Dec. 8, 2015.

Schedule 2
The Kraft Heinz Company Pro Forma Condensed Combined Statements of Income (in millions, except per share data) (Unaudited)
For the Year Ended
January 3, 2016 (53 weeks)
Net sales	$27,447
Cost of products sold(a)	18,299
Gross profit	9,148
Selling, general and administrative expenses(b)	4,613
Operating income	4,535
Interest expense	1,528
Other expense/(income), net	289
Income/(loss) before income taxes	2,718
Provision for/(benefit from) income taxes	944
Net income/(loss)	1,774
Net income/(loss) attributable to noncontrolling interest	13
Net income/(loss) attributable to Kraft Heinz	1,761
Preferred dividends(c)	900
Net income/(loss) attributable to common shareholders	$861

Basic common shares outstanding	1,202
Diluted common shares outstanding	1,222

Per share data applicable to common shareholders:
Basic earnings per share	$0.72
Diluted earnings per share	0.70

Note: There are no pro forma adjustments in 2016 as Kraft and Heinz were a combined company for the entire period. Refer to Schedule 10 for additional information on the pro forma adjustments for 2015.

(a) Integration and restructuring expenses in cost of products sold were $479 million in the full year 2015 ($322 million after-tax).

(b) Integration and restructuring expenses in selling, general and administrative expenses were $638 million in the full year 2015 ($428 million after-tax).

(c) Cash distributions for Series A Preferred Stock totaled $360 million and $900 million for the quarter and year ended Jan. 3, 2016, respectively. This reflected one additional dividend payment versus the prior year made during the fourth quarter due to the fact that, in connection with the Dec. 8, 2015 Common Stock dividend declaration, the Company was required to accelerate payment of the Series A Preferred Stock dividend from March 7, 2016 to Dec. 8, 2015.

						Schedule 3
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Quarter Ended (dollars in millions) (Unaudited)
	Net Sales	Impact of Currency	Impact of Divestitures	Impact of 53rd Week	Organic Net Sales	Price	Volume/Mix
December 31, 2016 (13 weeks)
United States	$4,839	$—	$—	$—	$4,839
Canada	617	5	—	—	612
Europe	600	(56)	—	—	656
Rest of World	801	4	—	—	797
	$6,857	$(47)	$—	$—	$6,904

January 3, 2016 (14 weeks)
United States(a)	$4,993	$—	$—	$233	$4,760
Canada	632	—	—	27	605
Europe(a,b)	692	—	(1)	27	666
Rest of World(a,b)	807	5	—	39	763
	$7,124	$5	$(1)	$326	$6,794

Year-over-year growth rates
United States(a)	(3.1)%	0.0 pp	0.0 pp	(4.8) pp	1.7%	0.3 pp	1.4 pp
Canada	(2.4)%	0.8 pp	0.0 pp	(4.4) pp	1.2%	(3.1) pp	4.3 pp
Europe(a,b)	(13.3)%	(8.1) pp	0.1 pp	(3.8) pp	(1.5)%	(2.5) pp	1.0 pp
Rest of World(a,b)	(0.7)%	(0.1) pp	0.0 pp	(5.1) pp	4.5%	2.8 pp	1.7 pp
Kraft Heinz	(3.7)%	(0.7) pp	0.0 pp	(4.6) pp	1.6%	(0.1) pp	1.7 pp

(a) In the first quarter of 2016, the Company moved certain of the historical Kraft export businesses from the Company's United States segment to its Rest of World and Europe segments to align with its long-term go-to-market strategies. This change resulted in the reclassification of net sales from the United States segment to the Rest of World segment of $89 million for the fourth quarter ended Jan. 3, 2016.

(b) In the fourth quarter of 2016, the Company reorganized its segments to reflect a change in the Company's organizational structure. As a result, the Russia business within the historical RIMEA operating segment moved to the Europe reportable segment. The remaining businesses within RIMEA joined the historical Asia Pacific operating segment to form the AMEA operating segment. This change resulted in the reclassification of net sales from the Rest of World segment to the Europe segment of $52 million for the fourth quarter ended Jan. 3, 2016.

						Schedule 4
The Kraft Heinz Company Reconciliation of Pro Forma Net Sales to Organic Net Sales For the Year Ended (dollars in millions) (Unaudited)
	Pro Forma Net Sales(a)	Impact of Currency	Impact of Divestitures	Impact of 53rd Week	Organic Net Sales	Price	Volume/Mix
December 31, 2016 (52 weeks)
United States	$18,641	$—	$—	$—	$18,641
Canada	2,309	(84)	—	—	2,393
Europe	2,366	(154)	—	—	2,520
Rest of World	3,171	(92)	—	—	3,263
	$26,487	$(330)	$—	$—	$26,817

January 3, 2016 (53 weeks)
United States(b)	$18,932	$—	$—	$233	$18,699
Canada	2,386	—	—	27	2,359
Europe(b,c)	2,657	—	42	27	2,588
Rest of World(b,c)	3,472	351	—	39	3,082
	$27,447	$351	$42	$326	$26,728

Year-over-year growth rates
United States(b)	(1.5)%	0.0 pp	0.0 pp	(1.2) pp	(0.3)%	0.2 pp	(0.5) pp
Canada	(3.2)%	(3.5) pp	0.0 pp	(1.1) pp	1.4%	0.6 pp	0.8 pp
Europe(b,c)	(11.0)%	(5.8) pp	(1.6) pp	(1.0) pp	(2.6)%	(2.5) pp	(0.1) pp
Rest of World(b,c)	(8.7)%	(13.2) pp	0.0 pp	(1.4) pp	5.9%	3.2 pp	2.7 pp
Kraft Heinz	(3.5)%	(2.5) pp	(0.1) pp	(1.2) pp	0.3%	0.3 pp	0.0 pp

(a) There are no pro forma adjustments in 2016 as Kraft and Heinz were a combined company for the entire period.

(b) In the first quarter of 2016, the Company moved certain of the historical Kraft export businesses from the Company's United States segment to its Rest of World and Europe segments to align with its long-term go-to-market strategies. This change resulted in the reclassification of $352 million of pro forma net sales from the United States segment to the Rest of World segment ($350 million) and Europe segment ($2 million) for the year ended Jan. 3, 2016.

(c) In the fourth quarter of 2016, the Company reorganized its segments to reflect a change in the Company's organizational structure. As a result, the Russia business within the historical RIMEA operating segment moved to the Europe reportable segment. The remaining businesses within RIMEA joined the historical Asia Pacific operating segment to form the AMEA operating segment. This change resulted in the reclassification of pro forma net sales from the Rest of World segment to the Europe segment $170 million for the year ended Jan. 3, 2016.

	Schedule 5
The Kraft Heinz Company Reconciliation of Pro Forma Net Income/(Loss) to Adjusted EBITDA (in millions) (Unaudited)
	For the Quarter Ended		For the Year Ended
	December 31, 2016 (13 weeks)	January 3, 2016 (14 weeks)	December 31, 2016 (52 weeks)	January 3, 2016 (53 weeks)
Pro forma net income/(loss)(a)	$944	$648	$3,642	$1,774
Interest expense	310	266	1,134	1,528
Other expense/(income), net	(10)	(9)	(15)	289
Provision for/(benefit from) income taxes	336	382	1,381	944
Operating income	1,580	1,287	6,142	4,535
Depreciation and amortization (excluding integration and restructuring expenses)	135	160	536	779
Integration and restructuring expenses	231	436	1,012	1,117
Merger costs	(3)	1	30	194
Unrealized losses/(gains) on commodity hedges	(15)	(18)	(38)	(41)
Impairment losses	—	—	53	58
Losses/(gains) on sale of business	—	—	—	(21)
Nonmonetary currency devaluation	—	8	4	57
Equity award compensation expense (excluding integration and restructuring expenses)	9	1	39	61
Adjusted EBITDA	$1,937	$1,875	$7,778	$6,739

Segment Adjusted EBITDA:
United States(b)	$1,502	$1,326	$5,862	$4,690
Canada	151	167	642	541
Europe(b,c,d)	189	260	781	938
Rest of World(b,c)	144	182	657	742
General corporate expenses(d)	(49)	(60)	(164)	(172)
Adjusted EBITDA	$1,937	$1,875	$7,778	$6,739
(a) There are no pro forma adjustments in 2016 as Kraft and Heinz were a combined company for the entire period.
(b) In the first quarter of 2016, the Company moved certain historical Kraft export businesses from the Company's United States segment to its Rest of World and Europe segments to align with its long-term go-to-market strategies. For the fourth quarter ended Jan. 3, 2016, this change resulted in the reclassification of $20 million of Segment Adjusted EBITDA from the United States segment to the Rest of World segment. For the year ended Jan. 3, 2016, this change resulted in the reclassification of $93 million of Segment Adjusted EBITDA from the United States segment to the Rest of World segment ($92 million) and Europe segment ($1 million).
(c) In the fourth quarter of 2016, the Company reorganized its segments to reflect a change in the Company's organizational structure. As a result, the Russia business within the historical RIMEA operating segment moved to the Europe reportable segment. The remaining businesses within RIMEA joined the historical Asia Pacific operating segment to form the AMEA operating segment. This change resulted in the reclassification of Segment Adjusted EBITDA from the Rest of World segment to the Europe segment of $10 million for the fourth quarter and $20 million for the year ended Jan. 3, 2016.
(d) In the fourth quarter of 2016, the Company determined that its GPO, formerly managed by a subsidiary within the Europe segment, would be managed by its global headquarters. This change resulted in the reclassification of Segment Adjusted EBITDA from the Europe segment to general corporate expenses of $2 million for the fourth quarter and $8 million for the year ended Jan. 3, 2016.

			Schedule 6
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Quarter Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Impact of Currency	Constant Currency Adjusted EBITDA
December 31, 2016 (13 weeks)
United States	$1,502	$—	$1,502
Canada	151	1	150
Europe	189	(26)	215
Rest of World	144	—	144
General corporate expenses	(49)	1	(50)
	$1,937	$(24)	$1,961

January 3, 2016 (14 weeks)
United States(a)	$1,326	$—	$1,326
Canada	167	—	167
Europe(a,b,c)	260	—	260
Rest of World(a,b)	182	3	179
General corporate expenses(c)	(60)	—	(60)
	$1,875	$3	$1,872

Year-over-year growth rates
United States(a)	13.3%	0.0 pp	13.3%
Canada	(9.6)%	0.6 pp	(10.2)%
Europe(a,b,c)	(27.3)%	(10.0) pp	(17.3)%
Rest of World(a,b)	(20.9)%	(1.3) pp	(19.6)%
General corporate expenses(c)	(18.3)%	(1.6) pp	(16.7)%
Kraft Heinz	3.3%	(1.5) pp	4.8%
(a) In the first quarter of 2016, the Company moved certain historical Kraft export businesses from the Company's United States segment to its Rest of World and Europe segments to align with its long-term go-to-market strategies. For the fourth quarter ended Jan. 3, 2016, this change resulted in the reclassification of $20 million of Segment Adjusted EBITDA from the United States segment to the Rest of World segment.
(b) In the fourth quarter of 2016, the Company reorganized its segments to reflect a change in the Company's organizational structure. As a result, the Russia business within the historical RIMEA operating segment moved to the Europe reportable segment. The remaining businesses within RIMEA joined the historical Asia Pacific operating segment to form the AMEA operating segment. This change resulted in the reclassification of Segment Adjusted EBITDA from the Rest of World segment to the Europe segment of $10 million for the fourth quarter ended Jan. 3, 2016.
(c) In the fourth quarter of 2016, the Company determined that its GPO, formerly managed by a subsidiary within the Europe segment, would be managed by its global headquarters. This change resulted in the reclassification of Segment Adjusted EBITDA from the Europe segment to general corporate expenses of $2 million for the fourth quarter ended Jan. 3, 2016.

			Schedule 7
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Year Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA(a)	Impact of Currency	Constant Currency Adjusted EBITDA
December 31, 2016 (52 weeks)
United States	$5,862	$—	$5,862
Canada	642	(24)	666
Europe	781	(61)	842
Rest of World	657	(21)	678
General corporate expenses	(164)	1	(165)
	$7,778	$(105)	$7,883

January 3, 2016 (53 weeks)
United States(b)	$4,690	$—	$4,690
Canada	541	—	541
Europe(b,c,d)	938	—	938
Rest of World(b,c)	742	102	640
General corporate expenses(d)	(172)	—	(172)
	$6,739	$102	$6,637

Year-over-year growth rates
United States(b)	25.0%	0.0 pp	25.0%
Canada	18.7%	(4.4) pp	23.1%
Europe(b,c,d)	(16.7)%	(6.5) pp	(10.2)%
Rest of World(b,c)	(11.5)%	(17.4) pp	5.9%
General corporate expenses(d)	(4.7)%	(0.6) pp	(4.1)%
Kraft Heinz	15.4%	(3.4) pp	18.8%
(a) There are no pro forma adjustments in 2016 as Kraft and Heinz were a combined company for the entire period.
(b) In the first quarter of 2016, the Company moved certain historical Kraft export businesses from the Company's United States segment to its Rest of World and Europe segments to align with its long-term go-to-market strategies. For the year ended Jan. 3, 2016, this change resulted in the reclassification of $93 million of Segment Adjusted EBITDA from the United States segment to the Rest of World segment ($92 million) and Europe segment ($1 million).
(c) In the fourth quarter of 2016, the Company reorganized its segments to reflect a change in the Company's organizational structure. As a result, the Russia business within the historical RIMEA operating segment moved to the Europe reportable segment. The remaining businesses within RIMEA joined the historical Asia Pacific operating segment to form the AMEA operating segment. This change resulted in the reclassification of Segment Adjusted EBITDA from the Rest of World segment to the Europe segment of $20 million for the year ended Jan. 3, 2016.
(d) In the fourth quarter of 2016, the Company determined that its GPO, formerly managed by a subsidiary within the Europe segment, would be managed by its global headquarters. This change resulted in the reclassification of Segment Adjusted EBITDA from the Europe segment to general corporate expenses of $8 million for the year ended Jan. 3, 2016.

	Schedule 8
The Kraft Heinz Company Reconciliation of Pro Forma Diluted EPS to Adjusted EPS (Unaudited)
	For the Quarter Ended		For the Year Ended
	December 31, 2016 (13 weeks)	January 3, 2016 (14 weeks)	December 31, 2016 (52 weeks)	January 3, 2016 (53 weeks)
Pro forma diluted EPS(a)	$0.77	$0.23	$2.81	$0.70
Integration and restructuring expenses(b)(c)	0.13	0.24	0.57	0.61
Merger costs(b)(d)	—	—	0.02	0.49
Unrealized losses/(gains) on commodity hedges(b)(e)	(0.01)	(0.01)	(0.02)	(0.02)
Impairment losses(b)(e)	—	—	0.03	0.03
Losses/(gains) on sale of business(b)(e)	—	—	—	(0.01)
Nonmonetary currency devaluation(b)(f)	0.02	0.01	0.02	0.24
Preferred dividend adjustment(g)	—	0.15	(0.10)	0.15
Adjusted EPS	$0.91	$0.62	$3.33	$2.19

(a)	There are no pro forma adjustments in 2016, as Kraft and Heinz were a combined company for the entire period.

(b)	Income tax expense associated with these items is based on applicable jurisdictional tax rates and deductibility assessment of individual items.

(c)	Integration and restructuring expenses include the following gross expenses:

•
Expenses recorded in cost of products sold were $179 million in the fourth quarter and $711 million in the year ended Dec. 31, 2016 and $178 million in the fourth quarter and $479 million in the year ended Jan. 3, 2016;

•
Expenses recorded in SG&A were $52 million in the fourth quarter and $301 million in the year ended Dec. 31, 2016 and $258 million in the fourth quarter and $638 million in the year ended Jan. 3, 2016;

•
Expenses recorded in other expense/(income), net, were income of $2 million in the fourth quarter ended Dec. 31, 2016 (there were no such expenses in the year ended Dec. 31, 2016 or in the fourth quarter and year ended Jan. 3, 2016);

(d)	Merger costs include the following gross expenses:

•
Expenses recorded in cost of products sold were $2 million in the year ended Dec. 31, 2016 and $2 million in the fourth quarter and $6 million in the year ended Jan. 3, 2016 (there were no such expenses in the fourth quarter ended Dec. 31, 2016);

•
Expenses recorded in SG&A were a benefit of $3 million in the fourth quarter and expense of $28 million in the year ended Dec. 31, 2016 and a benefit of $1 million in the fourth quarter and expense of $188 million in the year ended Jan. 3, 2016;

•
Expenses recorded in interest expense were $466 million in the year ended Jan. 3, 2016 (there were no such expenses in the fourth quarter and year ended Dec. 31, 2016 or the fourth quarter ended Jan. 3, 2016);

•
Expenses recorded in other expense/(income), net, were $5 million in the fourth quarter and $144 million in the year ended Jan. 3, 2016 (there were no such expenses in the fourth quarter and year ended Dec. 31, 2016);

(e)	Refer to the reconciliation of pro forma net income/(loss) to Adjusted EBITDA for the related gross expenses.

(f)	Nonmonetary currency devaluation includes the following gross expenses/(income):

•
Expenses recorded in cost of products sold of $4 million in the year ended Dec. 31, 2016 and $8 million in the fourth quarter and $57 million in the year ended Jan. 3, 2016 (there were no such expenses in the fourth quarter ended Dec. 31, 2016), and

•
Expenses recorded in other expense/(income), net, of $23 million in the fourth quarter and $24 million in the year ended Dec. 31, 2016 and $234 million in the year ended Jan. 3, 2016 (there were no such expenses in the fourth quarter ended Jan. 3, 2016);

(g)
For Adjusted EPS, we present the impact of the Series A Preferred Stock dividend payments on an accrual basis. Accordingly, we included adjustments to EPS to exclude $180 million of Series A Preferred Stock dividends from the fourth quarter of 2015 (to reflect the March 7, 2016 Series A Preferred Stock dividend that was paid in Dec. 2015), to include such $180 million Series A Preferred Stock dividend payment in the first quarter of 2016, and to exclude $51 million of Series A Preferred Stock dividends from the second quarter of 2016 (to reflect that it was redeemed on June 7, 2016).

		Schedule 9
The Kraft Heinz Company Consolidated Balance Sheets (in millions) (Unaudited)
	December 31, 2016	January 3, 2016
ASSETS
Cash and cash equivalents	$4,204	$4,837
Trade receivables	769	871
Sold receivables	129	583
Inventories	2,684	2,618
Other current assets	967	871
Total current assets	8,753	9,780
Property, plant and equipment, net	6,688	6,524
Goodwill	44,125	43,051
Intangible assets, net	59,297	62,120
Other assets	1,617	1,498
TOTAL ASSETS	$120,480	$122,973

LIABILITIES AND EQUITY
Commercial paper and other short-term debt	$645	$4
Current portion of long-term debt	2,046	79
Trade payables	3,996	2,844
Accrued marketing	749	856
Accrued postemployment costs	157	328
Income taxes payable	255	417
Interest payable	415	401
Dividends payable	39	762
Other current liabilities	1,199	1,241
Total current liabilities	9,501	6,932
Long-term debt	29,713	25,151
Deferred income taxes	20,848	21,497
Accrued postemployment costs	2,038	2,405
Other liabilities	806	752
TOTAL LIABILITIES	62,906	56,737

Redeemable noncontrolling interest	—	23
9.00% cumulative compounding preferred stock, Series A	—	8,320

Equity:
Common stock, $0.01 par value	12	12
Additional paid-in capital	58,593	58,375
Retained earnings/(deficit)	588	—
Accumulated other comprehensive income/(losses)	(1,628)	(671)
Treasury stock, at cost	(207)	(31)
Total shareholders' equity	57,358	57,685

Noncontrolling interest	216	208
TOTAL EQUITY	57,574	57,893
TOTAL LIABILITIES AND EQUITY	$120,480	$122,973

				Schedule 10
The Kraft Heinz Company Pro Forma Condensed Combined Statement of Income For the Year Ended January 3, 2016 (in millions, except per share data) (Unaudited)
	Kraft Heinz	Historical Kraft(a)	Pro Forma Adjustments		Pro Forma
Net sales	$18,338	$9,109	$—		$27,447
Cost of products sold	12,577	6,103	(381)	(b)	18,299
Gross profit	5,761	3,006	381		9,148
Selling, general and administrative expenses	3,122	1,532	(41)	(c)	4,613
Operating income	2,639	1,474	422		4,535
Interest expense	1,321	247	(40)	(d)	1,528
Other expense/(income), net	305	(16)	—		289
Income/(loss) before income taxes	1,013	1,243	462		2,718
Provision for/(benefit from) income taxes	366	400	178	(e)	944
Net income/(loss)	647	843	284		1,774
Net income/(loss) attributable to noncontrolling interest	13	—	—		13
Net income/(loss) attributable to Kraft Heinz	634	843	284		1,761
Preferred dividends(f)	900	—	—		900
Net income/(loss) attributable to common shareholders	$(266)	$843	$284		$861

Basic common shares outstanding					1,202
Diluted common shares outstanding					1,222

Per share data applicable to common shareholders:
Basic earnings per share					$0.72
Diluted earnings per share					0.70

(a)	Historical Kraft activity reflects activity for the period from Dec. 29, 2014 to July 2, 2015, prior to the 2015 Merger.

(b)
Represents the change to align Kraft to Kraft Heinz's accounting policy for postemployment benefit plans and the elimination of nonrecurring non-cash costs related to the fair value adjustment of Kraft's inventory in purchase accounting.

(c)
Reflects 2015 Merger-related adjustments including the change to align Kraft to Kraft Heinz's accounting policy for postemployment benefit plans; incremental amortization resulting from the fair value adjustment of Kraft's definite-lived intangible assets; incremental compensation expense due to the fair value remeasurement of certain of Kraft's equity awards; and, nonrecurring deal costs incurred in connection with the 2015 Merger.

(d)
Represents the incremental change in interest expense resulting from the fair value adjustment of Kraft's long-term debt in connection with the 2015 Merger, including the elimination of the historical amortization of deferred financing fees and amortization of original issuance discount.

(e)	Represents the income tax effect of pro forma adjustments utilizing a 38.5% weighted average statutory tax rate.

(f)
Cash distributions for Series A Preferred Stock totaled $900 million for the year ended Jan. 3, 2016. This reflected one additional dividend payment versus the prior year made during the fourth quarter due to the fact that, in connection with the Dec. 8, 2015 Common Stock dividend declaration, the Company was required to accelerate payment of the Series A Preferred Stock dividend from March 7, 2016 to Dec. 8, 2015.